Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Terex Corporation of our reports dated March 1, 1999 appearing on pages F-2 and F-36 of Terex Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.

PricewaterhouseCoopers LLP


Stamford, Connecticut

July 13, 1999